Exhibit 99.1

MISONIX REPORTS FISCAL 2021 SECOND QUARTER FINANCIAL RESULTS

FARMINGDALE, N.Y., February 4, 2021 — Misonix, Inc. (Nasdaq: MSON) (“Misonix” or the “Company”), a provider of minimally invasive therapeutic ultrasonic medical devices and regenerative products that enhance clinical outcomes, today reported financial results for the fiscal 2021 second quarter ended December 31, 2020 as summarized below:

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2020	2019	2020	2019

Revenue	$18,256,410	$19,721,986	$35,991,752	$30,867,908
Gross profit	$12,991,711	$13,776,878	$25,616,452	$21,686,153
Gross profit percentage	71.2%	69.9%	71.2%	70.3%
Pretax loss	$(1,264,597)	$(5,088,973)	$(6,243,249)	$(7,377,481)
Income tax benefit	$-	$-	$-	$4,085,000
Net loss	$(1,264,597)	$(5,088,973)	$(6,243,249)	$(3,292,481)

EBITDA (1)	$802,564	$(3,290,062)	$(2,118,986)	$(5,082,177)
Adjusted EBITDA (1)	$1,555,575	$(1,925,410)	$(599,842)	$(1,617,966)

	December 31,	June 30,
	2020	2020

Cash and cash equivalents	$32,833,836	$37,978,809
Current and Long Term Debt	$43,895,249	$43,695,249

(1)	Definitions and disclosures regarding non-GAAP financial information including reconciliations are included at the end of this press release.

Second Quarter Fiscal Year 2021 Highlights:

●	The novel coronavirus disease (“COVID-19”) continued to materially impact the industry and Misonix’s business in the first and second quarters of fiscal 2021 as elective procedures were delayed in order to treat patients affected by the COVID-19 pandemic and to allow health providers to comply with new safety measures.

●	Fiscal 2021 second quarter revenue of $18.3 million decreased 7.4%, compared to $19.7 million in the fiscal 2020 second quarter.

○	Domestic surgical revenue increased 19.8%
○	International revenue declined 23.1%
○	Domestic wound revenue declined 16.2%

●	Gross profit percentage on sales for the fiscal 2021 second quarter increased approximately 130 basis points to 71.2%, compared with 69.9% in the fiscal 2020 first quarter.

●	Operating expenses decreased 26.2% during the fiscal 2021 second quarter as compared with the fiscal 2020 second quarter, reflecting improved cost management, a net $1.2 million bad debt recovery in the fiscal 2021 second quarter, and $1.0 million contract asset write off in the prior year. Excluding the bad debt and contract asset activity, operating expenses were 15.0% lower during the second quarter compared to the prior year.

●	Net loss for the fiscal 2021 second quarter narrowed to $1.3 million, or a loss of $0.07 per diluted share, compared to a net loss of $5.1 million, or a loss of $0.33 per diluted share, in the fiscal 2020 second quarter.

●	Fiscal 2021 second quarter Adjusted EBITDA improved to positive $1.6 million, compared to an Adjusted EBITDA loss of $1.9 million in the fiscal 2020 second quarter.

●	In December 2020, Misonix announced that the second largest U.S. commercial payer is now covering Theraskin for the treatment of all lower extremity wounds, expanding Theraskin’s coverage by approximately 32 million lives.

Stavros Vizirgianakis, President and Chief Executive Officer of Misonix stated, “While COVID-19 remains a challenge for the global healthcare industry, our fiscal 2021 second quarter results reflect the ongoing strong execution by our team in generating sequential growth in total product revenue since the peak of the pandemic in June, as well as significantly improved financial performance since that time. Notably, the meaningful measures we have taken to reduce costs and improve operating efficiencies over the past nine months, combined with our strong gross profit margin of approximately 70%, enabled us to achieve positive second fiscal quarter adjusted EBITDA.

“During the second fiscal quarter, the continued strength of neXus drove a year-over-year increase in domestic surgical revenue of nearly 20%, which is largely in-line with our historical growth levels, while domestic wound sales and international product sales remain more impacted by COVID-19. With the continued healthy adoption of neXus and a growing footprint from which to expand our business, we expect to return to pre-pandemic top-line growth when we return to a more normalized environment. As such, we remain focused on developing and refining our commercial infrastructure, including acquiring additional sales resources, to ensure that we are in the best position to drive market share gains and further adoption of our surgical and regenerative products as we emerge from the pandemic.

“As we enter the second half of fiscal 2021, we are excited about the opportunities to grow organically by leveraging our proprietary ultrasonic technology and expanding the procedures we participate in, as well as the potential for additional distribution partnerships to further our offering across both surgical and wound. We are actively managing the business to best position Misonix for the future and remain confident in our ability to achieve our goals for long-term profitable growth and enhanced shareholder value.”

Sales Performance Supplemental Data

	For the three months ended
	December 31,		Net change
	2020	2019	$	%
Total
Surgical	$10,119,125	$9,988,559	$130,566	1.3%
Wound	8,137,285	9,733,427	(1,596,142)	-16.4%
Total	$18,256,410	$19,721,986	$(1,465,576)	-7.4%

Domestic:
Surgical	$6,771,467	$5,652,381	$1,119,086	19.8%
Wound	8,054,039	9,606,332	(1,552,293)	-16.2%
Total	$14,825,506	$15,258,713	$(433,207)	-2.8%

International:
Surgical	$3,347,658	$4,336,178	$(988,520)	-22.8%
Wound	83,246	127,095	(43,849)	-34.5%
Total	$3,430,904	$4,463,273	$(1,032,369)	-23.1%

Joe Dwyer, Chief Financial Officer, added, “We are pleased with the healthy sequential growth in product revenue from $17.7 million in our fiscal first quarter to $18.3 million in the current quarter against the backdrop of a difficult operating environment. Notably, the actions we have taken since the beginning of the pandemic to streamline our cost structure enabled us to meaningfully lower cash used in operations to $1.4 million in the current quarter, and report positive Adjusted EBITDA of $1.6 million in the fiscal 2021 second quarter, compared to an Adjusted EBITDA loss of $1.9 million in the prior year. In addition, we continue to lower our cash burn, and have restructured our term debt to lower our borrowing rate, extend the maturity date, and extend the debt repayment schedule.

“With a strong balance sheet reflecting over $32 million in cash at December 31, 2020, we believe Misonix is well positioned to withstand the near-term challenges related to COVID-19 and remain confident in the long-term prospects of our business. Although it is difficult to predict what the impact of COVID-19 will be in the coming months, we are optimistic that procedural volumes will grow as we move further into the year, following broad vaccine distribution.”

Fiscal Second Quarter 2021 Conference Call and Webcast

Misonix will host a conference call and webcast today, February 4, 2021, at 4:30 p.m. ET to discuss its financial results and operations, and host a question and answer session. The dial-in number for the audio conference call is 866-248-8441 (domestic) or 323-289-6576 (international) conference ID: 2793331. Participants may also listen to a live webcast of the call at the Company’s website through the “Events and Presentations” section under “Investor Relations” at www.misonix.com. Following its completion, a replay of the webcast will be available for 30 days on the Company’s website, www.misonix.com.

About Misonix, Inc.

Misonix, Inc. (Nasdaq: MSON) is a provider of minimally invasive therapeutic ultrasonic medical devices and regenerative tissue products. Its surgical team markets and sells BoneScalpel and SonaStar, which facilitate precise bone sculpting and removal of soft and hard tumors and tissue, primarily in the areas of neurosurgery, orthopedic, plastic and maxillo-facial surgery. The Company’s wound team markets and sells TheraSkin, Therion, TheraGenesis and SonicOne to debride, treat and heal chronic and traumatic wounds in inpatient, outpatient and physician office sites of service. At Misonix, Better Matters! That is why throughout the Company’s history, Misonix has maintained its commitment to medical technology innovation and the development of products that radically improve outcomes for patients. Additional information is available on the Company’s web site at www.misonix.com.

Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain “forward looking statements” that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These statements include projections regarding Misonix’s future operating results, ability to grow revenue, and ability to maintain gross profit margins. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include general economic conditions, the impact of COVID-19, or other pandemics, including any increased rates of infection, and the impact of related governmental, individual and business responses. This includes our ability to obtain or forecast accurate surgical procedure volume in the midst of the COVID-19 pandemic; the risk that the COVID-19 pandemic could lead to further material delays and cancellations of, or reduced demand for, surgical procedures; curtailed or delayed capital spending by hospitals and surgical centers; potential closures of our facilities; delays in gathering clinical evidence; diversion of management and other resources to respond to the COVID-19 outbreak; the impact of global and regional economic and credit market conditions on healthcare spending; the risk that the COVID-19 virus disrupts local economies and causes economies in our key markets to enter prolonged recessions; the ability of our staff to travel to work; our ability to maintain adequate inventories and delivery capabilities; the impact on our customers and supply chain, and the impact on demand in general. These forward-looking statements are also subject to uncertainties and change resulting from delays and risks associated with the performance of contracts; risks associated with international sales and currency fluctuations; uncertainties as a result of research and development; acceptable results from clinical studies, including publication of results and patient/procedure data with varying levels of statistical relevancy; risks involved in introducing and marketing new products; potential acquisitions; the entry of competitive products into the marketplace; consumer and industry acceptance; litigation and/or court proceedings, including the timing and monetary requirements of such activities; the timing of finding strategic partners and implementing such relationships; regulatory risks including clearance of pending and/or contemplated 510(k) filings; our ability to achieve and maintain profitability in our business lines; access to capital; and other factors described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company disclaims any obligation to update its forward-looking statements.

Contact:
Joe Dwyer	Norberto Aja, Jennifer Neuman
Chief Financial Officer	JCIR
Misonix, Inc.	212-835-8500 or mson@jcir.com 631-694-9555

Misonix, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	For the three months ended		For the six months ended
	December 31,		December 31,
	2020	2019	2020	2019

Revenue	$18,256,410	$19,721,986	$35,991,752	$30,867,908
Cost of revenue	5,264,699	5,945,108	10,375,300	9,181,755
Gross profit	12,991,711	13,776,878	25,616,452	21,686,153

Operating expenses:
Selling expenses	8,423,075	11,800,565	19,392,753	17,001,147
General and administrative expenses	3,918,950	5,149,715	8,371,277	9,357,522
Research and development expenses	968,377	1,087,449	2,218,551	1,858,860
Total operating expenses	13,310,402	18,037,729	29,982,581	28,217,529
Loss from operations	(318,691)	(4,260,851)	(4,366,129)	(6,531,376)

Other income (expense):
Interest income	2,920	5,293	4,012	24,170
Interest expense	(949,105)	(833,035)	(1,882,828)	(869,132)
Other	279	(380)	1,696	(1,143)
Total other expense	(945,906)	(828,122)	(1,877,120)	(846,105)

Loss from operations before income taxes	(1,264,597)	(5,088,973)	(6,243,249)	(7,377,481)

Income tax benefit	-	-	-	4,085,000

Net loss	$(1,264,597)	$(5,088,973)	$(6,243,249)	$(3,292,481)

Net loss per share:
Basic	$(0.07)	$(0.33)	$(0.36)	$(0.26)
Diluted	$(0.07)	$(0.33)	$(0.36)	$(0.26)

Weighted average shares - Basic	17,217,948	15,222,870	17,215,817	12,439,860
Weighted average shares - Diluted	17,217,948	15,222,870	17,215,817	12,439,860

Misonix, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	December 31,	June 30,
	2020	2020
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$32,833,836	$37,978,809
Accounts receivable, less allowance for doubtful accounts of $2,202,392 and $2,573,968, respectively	11,077,214	11,064,768
Inventories, net	13,222,262	14,010,684
Prepaid expenses and other current assets	1,248,170	1,668,244
Total current assets	58,381,482	64,722,505

Property, plant and equipment, net of accumulated amortization and depreciation of $14,089,699 and $12,715,917, respectively	8,023,305	7,304,258
Patents, net of accumulated amortization of $1,413,910 and $1,341,976, respectively	786,007	784,318
Goodwill	108,234,664	108,310,350
Intangible assets	20,485,417	21,281,136
Lease right-of-use assets	1,202,017	1,098,830
Other assets	246,230	322,310
Total assets	$197,359,122	$203,823,707

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$2,656,252	$4,273,568
Accrued expenses and other current liabilities	7,075,399	7,515,751
Current portion of lease liabilities	508,870	414,058
Current portion of notes payable	2,888,604	5,099,744
Total current liabilities	13,129,125	17,303,121

Non-current liabilities:
Notes payable	41,006,645	38,595,505
Lease liabilities	739,714	723,553
Deferred tax liabilities	33,293	33,293
Other non-current liabilities	498,938	516,665
Total liabilities	55,407,715	57,172,137

Commitments and contingencies

Shareholders’ equity
Common stock, $.0001 par value; shares authorized 40,000,000; 17,377,748 and 17,369,435 shares issued and outstanding in each period	1,738	1,737
Additional paid-in capital	187,504,189	185,961,104
Accumulated deficit	(45,554,520)	(39,311,271)
Total shareholders’ equity	141,951,407	146,651,570

Total liabilities and shareholders’ equity	$197,359,122	$203,823,707

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: EBITDA and Adjusted EBITDA. The Company defines EBITDA as the net income (loss) as reported under GAAP, plus depreciation and amortization expense, interest expense and income tax expense (benefit). The Company defines Adjusted EBITDA as EBITDA plus non-cash stock compensation expense and M&A transaction fees. Historically, the Company excluded bad debt expense from its calculation of Adjusted EBITDA by adding bad debt expense to EBITDA. Beginning with the quarter ended September 30, 2020, the Company will no longer exclude bad debt expense from the calculation Adjusted EBITDA, and prior comparative periods will be adjusted accordingly.

The Company has also provided below pro-forma revenue, which is also a non-GAAP financial measurement. The Company acquired the operations of Solsys Medical at the end of its first fiscal quarter ended September 30, 2019. The Company has presented pro forma revenue to show revenue on a comparable basis as if Solsys had been acquired at the beginning of the comparative periods presented.

We present these non-GAAP measures because we believe these measures are useful indicators of our operating performance. Our management uses these non-GAAP measures principally as a measure of our operating performance and believes that these measures are useful to investors because they are frequently used by analysts, investors and other interested parties to evaluate the operating performance of companies in our industry. We also believe that these measures are useful to our management and investors as a measure of comparative operating performance from period to period.

	Six Months Ended
	December 31,		Net Change
	2020	2019	$	%

Revenue as reported	$35,991,752	$30,867,908	$5,123,844	16.6%
Solsys revenue	-	8,344,795

Pro forma revenue	$35,991,752	$39,212,703	$(3,220,951)	-8.2%

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2020	2019	2020	2019

EBITDA:
Net loss	$(1,264,597)	$(5,088,973)	$(6,243,249)	$(3,292,481)
Income tax benefit	-	-	-	(4,085,000)
Depreciation and amortization	1,118,056	965,876	2,241,435	1,426,172
Interest expense	949,105	833,035	1,882,828	869,132
EBITDA	802,564	(3,290,062)	(2,118,986)	(5,082,177)

Non-cash stock compensation	753,011	404,652	1,519,144	749,736
Reserve for contract asset	-	960,000	-	960,000
M&A transaction fees	-	-	-	1,754,475
Adjusted EBITDA	$1,555,575	$(1,925,410)	$(599,842)	$(1,617,966)